STANDARD
LEASE AGREEMENT

COPY

STATE OF TEXAS §
§
COUNTY OF DALLAS §

THIS LEASE AGREEMENT is made and entered into as of the date set forth below between **THE LOVE FACTOR, INC. ~~dba PACE POWER DRINK, INC~~.**, hereinafter referred to as "Lessee" and **KENNINGTON NO. 1 PARTNERSHIP DBA KENNINGTON PROPERTIES** , hereinafter referred to as "Lessor":

WITNESSETH:

1. **LEASED PREMISES:** In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises (referred to as "leased premises") and containing approximately 3,252 square feet situated at Parkway Business Center (sometimes referred to as "the building" or "the project"):

Being approximately 3,252 square feet out of a larger office showroom facility containing approximately 121,444 square feet and situated on a tract of land in the G.W. Fisher Survey, Abstract #482, City of Addison, Dallas County and more commonly known as 4951 Airport Parkway, # 660, Addison, Texas 75001.

2. **TERM:** Subject to and upon the conditions set forth below, the term of this Lease shall commence on May 1, 2004 the "commencement date"), which Lessor shall use its best efforts to establish as May 1, 2004, and shall terminate twenty-four (24) months thereafter on April 30, 2006.

3. **RENT AND DEPOSIT:**

3.1 Lessee agrees to pay monthly as base rental during the term of this Lease the sum of Three Thousand, Two Hundred and Fifty Two Dollars and NO/100 ($3,252.00) which amount shall be payable to Lessor at the address shown below **on the first day of the month**. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first months rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the "commencement date" during the demised term. If the "commencement date" should be a date other than the first date of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the Lease term. Rent shall not be offset by debits of any nature. Lessee shall pay as additional rental all other sums due under this Lease.

3.2 On the date of execution of this Lease, there shall be due and payable by Lessee a security deposit in an amount equal to the final monthly installment to be held for the performance by Lessee of Lessees covenants and obligations under this Lease. It is expressly understood that the deposit shall not be considered an advance payment of rental (i.e., the final months rent) or a limit of Lessor's damages in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant. Security deposit is to be returned by Lessor to Lessee upon satisfactory termination of this Lease. Amount of "Security Deposit": $ 3,252.00.

3.3 If any increase in the fire insurance premiums paid by Lessor for the building in which Lessee occupies space is caused by Lessee's use and occupancy of the leased premises, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rental the amount of such increase to Lessor.

3.4 Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by

Lessor Lessee

Lessor on or before the tenth day of the month for which the rent is due, a service charge of ten percent (10%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease. In addition, Lessor shall be entitled to charge twenty-five dollars for each check or payment which is not honored by Lessees bank. Said charge to be in addition to any other amounts owed under this Lease.
3.5 Lessee shall be obligated and agrees to pay to Lessor a pro rata share of common area maintenance (as defined hereinafter) during the Lease Term. Lessee agrees to pay all such expenses and all sums, liabilities and obligations, other than the monthly rental payment, as additional rental within thirty (30) days of receipt of an invoice. The Lessor shall invoice Lessee for the additional rental with the invoice giving in reasonable detail the computation of the additional rent. At any time during the term of this Lease Agreement, the Lessor may direct Lessee to prepay monthly one-twelfth of the estimated additional rent (or one-twelfth of the additional rent paid in the previous year). Lessor shall by February 28 of the following year submit to Lessee a reconciliation of the additional rental. If such monthly payments are in excess of the amount owed a credit from the Lessor shall be issued. If such monthly payments are less than the amount owed, an invoice will accompany the reconciliation, which Lessee agrees to pay on or before the tenth day of the month next following the month in which Lessee is invoiced. At the Lessors option the additional rental payments may be invoiced quarterly or annually in arrears. During the year in which this Lease Agreement terminates, Lessor shall have the option to invoice Lessee for Lessee's pro rata share of additional rent based upon previous year's additional rental payments. This option may be exercised thirty (30) days prior to the termination of this Lease Agreement or any time thereafter. The Lessee shall have the right at his own expense and at a reasonable time during business hours, to audit Lessor's records relevant to such additional rent. Lessor will pay common area maintenance and operating expenses for vacant spaces on the same pro rata basis as Lessee.

3.6 Lessee shall be obligated and agrees to pay its pro rata share of real property taxes and insurance premiums which Lessor is required or deems necessary to pay over the base year 2003.

3.7 The term "common area maintenance" is defined as all reasonable expenses which Lessor shall pay or become obligated to pay because of or in connection with the operation and maintenance of the common area of the project, including, but not limited to, expenses for building or utilities maintenance; management fees; sewer; landscape maintenance and irrigation; trash removal; pest control; security lighting; water; repair, striping and sweeping of parking areas; fire sprinkler and associated alarm systems and security alarms or patrols. The term "common area maintenance" does not include any capital improvements to the building and/or project of which the Leased Premises are a part, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of Lessees, leasing commissions, advertising expenses, expenses for the renovating of space for new Lessees, interest or principal payments on any mortgage or other indebtedness of Lessor, nor any depreciation allowance or expense.

4. REPAIRS AND MAINTENANCE

4.1 Acceptance of Premises: Lessee acknowledges that it has fully inspected the Property and accepts the Property in its condition as of the execution of this Lease as suitable for the purposes for which it is leased. Any exceptions shall be noted except for any latent defects and existing environmental issues in this Lease or as issued in writing and conveyed by certified mail or hand delivered and signed for to Lessor within thirty (30) days of the commencement date. Lessee acknowledges that, except as stated in the following sentence, neither Lessor nor an agent of Lessor has made any representation as to the condition of the property or the suitability of the Property for Lessee's intended use. Lessor represents that on the Commencement Date, the plumbing, electrical system, exterior door, any fire protection sprinkler system, heating system, air conditioning equipment and elevators existing on the date of this Lease are in good operating condition.

4.2 Lessor's Obligation: Unless otherwise expressly provided, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises during the term of this Lease except such repairs as are set forth in this subparagraph. Lessor shall maintain only the roof, foundation, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass and all doors) of the building in good repair and condition except for reasonable wear and tear. Lessee shall repair and pay for any damage caused by the negligence or default of Lessee or Lessee's agents and employees. Lessee shall immediately give written notice to Lessor of the need for repairs, which repairs shall be made by Lessor beginning not more than thirty (30) days after written notice by Lessee. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

4.3 Lessee's Obligation: Lessee shall, at its own cost and expense, maintain all of the improvements within the leased premises in good repair and condition (including all necessary replacements), including, but not

Lessor Lessee

limited to, plumbing, HVAC, doors, windows, lights and electrical wiring, dock bumpers, pest control and extermination, and regular removal of debris. Lessee shall take good care of the property and its fixtures including all landscaping. Lessee shall not store any materials, equipment, products, etc., nor allow any debris, trash, rubbish, etc. to accumulate, in front of, behind or alongside of the leased premises. Should Lessee neglect to keep and maintain the leased premises then Lessor shall have the right, but not the obligation, to have the work done and the cost therefore shall be charged to Lessee as additional rental and shall become payable by Lessee with the payment of the rental next due hereunder.

4.4 Lessee shall not allow any damage to be committed on any portion of the leased premises, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee, and if Lessor undertakes to restore the leased premises it shall have a right of reimbursement against Lessee.

5. **SIGNS:** Lessee shall have the right to erect one sign in good taste, subject to approval by Owner, only on the front face of the entrance canopy or sign plaque of the building (or such other location as may be designated by Lessor) subject to all applicable laws, deed restrictions and regulations. The composition and location of such sign shall be subject to approval of Lessor for the purposes of maintaining architectural continuity and quality of design. No signs or other objects shall be erected which are attached to the roof of the building and no signs shall be attached to the building or canopy at right angles suspended by guy wires, but shall be attached flush to the canopy in a safe and secure manner. All such signs erected shall advertise Lessees business only and no revenue producing advertising shall be erected on the leased premises without specific written permission of Lessor. Lessee shall not paint any signs directly on the walls or doors of the building or otherwise deface, damage or overload the building. Lessee shall have the right to place lettering upon the entrance doors or upon the plate glass windows of the leased premises; provided, however, that the lettering shall not exceed six inches in height and shall be subject to the approval of Lessor. No other signs (mobile or stationary) shall be displayed on the leased premises without the prior written consent of Lessor. Lessee shall remove all signs at the termination of this Lease at Lessee's sole risk and expense and shall in workmanlike manner properly repair any damage and close any holes caused by the removal of the Lessee's signs.

6. **USAGE:** Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purpose of offices, storage and general sales offices of sports drinks associated with Lessees business Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other Lessee in its normal business operations or Lessor in its management of the building. Lessee shall not commit, or suffer to be committed, any waste of the leased premises.

7. **INSURANCE PROVISIONS**

7.1 **INSURANCE:** Lessee shall not permit the leased premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance or leasehold improvements or contents in the building belonging to other Lessees in the building. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Lessor's sprinkler credits or imposes an additional penalty or surcharge in Lessor's insurance premiums because of Lessee's original or subsequent placement or use of storage racks or bins, method of storage or nature of Lessee's inventory or any other act of Lessee, Lessee agrees to pay as additional rental the increase in Lessor's insurance premiums.

7.2 **PROPERTY INSURANCE:** Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against all risk of direct physical loss in an amount equal to eighty percent (80%) of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee or which Lessee may have upon or within the leased premises or any fixtures installed by or paid for by Lessee upon or within the leased premises or any additional improvements which Lessee may construct on the leased premises.

7.3 **LIABILITY INSURANCE:** Lessee shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring Lessee and Lessor against any and all liability for property damage or injury to or death of person or persons occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises, the limits of such policy or policies to be in an amount not less than $300,000 with respect to injuries to or death of any one person, in an amount not less than $300,000 with respect to any one accident or disaster, and in amount not less than $1,000,000 with respect to property

Lessor Lessee

damaged or destroyed. Lessee shall furnish evidence satisfactory to Lessor of the maintenance of such insurance and shall obtain a written obligation on the part of each insurance company to notify Lessor at least 10 days prior to cancellation of such insurance.

7.4 WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

8. UTILITY SERVICE: Lessor shall provide the normal utility service connections into the leased premises. Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, water and electricity used on the leased premises, and for all electric lamps or tubes. However, in a multi-occupancy building, Lessor may provide water and trash removal to the leased premises, in which case Lessee agrees to pay to Lessor its pro rata share of such cost. Lessor reserves the right to determine if any Lessee uses more than its fair share of said water and/or dumpster facilities and to increase the CAM or water billing accordingly. Lessee shall pay all costs caused by Lessee introducing excessive pollutants or solids other than ordinary human waste into sanitary sewer system or onto premises or surrounding property, including permits, fees and charges levied by any government subdivision for any such pollutants or solids. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee's use of the sanitary sewer system. If the leased premises are in a multi-occupancy building, Lessee shall pay all surcharges levied due to Lessee's use of sanitary sewer or waste removal services insofar as such surcharges affect Lessor or other Lessees in the building. Lessor shall not be required to pay for any utility services, supplies or upkeep in connection with the leased premises.

9. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee, at Lessee's expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the leased premises, including obtaining a certificate of occupancy. Lessee will comply with the rules of the building adopted by Lessor which are set forth on Exhibit "A" attached to this Lease. Lessor shall have the right at all times to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order of the leased premises. All changes and amendments in the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

10. LESSOR IMPROVEMENT: If construction to the leased premises is to be performed by Lessor prior to Lessee's occupancy, Lessor will, at its expense, commence and/or complete the construction of the improvements constituting the leased premises, including partitions, in accordance with the plans and specifications agreed to by the parties and made a part of this Lease by reference. The plans and specifications shall be approved and signed by the parties prior to the commencement of construction. Any charges or modifications to the approved plans and specifications shall be made and accepted by written change order signed by Lessor and Lessee and shall constitute an amendment to this Lease. Upon completion of improvements in accordance with the plans and specifications, Lessee agrees to execute and deliver to Lessor a letter accepting delivery of the leased premises.

11. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor which consent shall not be unreasonably withheld. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease. Lessor, at his option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Lessor.

Lessor Lessee

12. CONDEMNATION: (a) If, during the term (or any extensions or renewal) of this Lease, all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award.

(b) In the event a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph (a) above, Lessor may, at Lessor's risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably Lesseeable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award.

13. FIRE AND CASUALTY: (a) If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of written notification.

(b) If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor may at his sole risk and expense proceed with reasonable diligence to rebuild and repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are unleaseable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are unleaseable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

14. HOLD HARMLESS: Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the building and improvements located on the leased premises becoming out of repair, or caused by leakage of gas, oil, water or stream, or by electricity emanating from the leased premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

15. QUIET ENJOYMENT: Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any other Lessee or third party that may interfere with Lessee's use and enjoyment of the leased premises.

16. LESSOR'S RIGHT OF ENTRY: Lessor shall have the right at all reasonable hours to enter the leased premises for the following reasons: inspection, cleaning or making repairs; making alterations or additions as Lessor may deem necessary or desirable; determining Lessee's use of the leased premises, or determining if an act of default under this Lease has occurred. During the final one hundred fifty days of the lease term, Lessor and its authorized agents shall have the right to effect and maintain on or about the demised premises customary signs advertising the property for lease or for sale.

17. ASSIGNMENT OR SUBLEASE: Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Lessee shall not assign this Lease or sublet all or any part of the leased premises without the prior written consent of Lessor which consent shall not be unreasonably withheld. Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, to cancel this Lease as of the date the requested

Lessor Lessee

subletting or assignment is to be effective. The option shall be exercised, if at all, within fifteen (15) days following Lessor's receipt of such written request by delivery to Lessee of written notice of Lessor's intention to exercise the option. In the event of any assignment or subletting, Lessee shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or subLessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or subLessee shall not be construed a novation or a release of Lessee from the further performance of its obligations under this Lease. Nothing contained herein shall allow any assignee or subLessee of Lessee to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease whatsoever.

18. LANDLORD'S LIEN: As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the leased premises. If Lessee abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the leased premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

19. UNIFORM COMMERCIAL CODE: This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the leased premises are situated and, Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property now or hereafter located upon the leased premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code to secure the payment to Lessor of the various amounts provided in this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease or copy thereof as a financing statement.

20. DEFAULT BY LESSEE: The following shall be deemed to be events of default by Lessee under this Lease:

(a) Lessee shall fail to pay any installments of rent or any other payment required pursuant to this Lease;

(b) Lessee shall abandon any substantial portion of the leased premises;

(c) Lessee shall fail to comply with any term, provision or covenant of this Lease;

(d) Lessee shall file a petition or be adjudged a bankrupt or insolvent under the National Bankruptcy Act, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

(e) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises of the building and/or project of which the leased premises are a part.

21. REMEDIES FOR LESSEE'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

(a) Terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel, or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for prosecution of any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the leased premises on satisfactory terms or otherwise.

(b) Enter upon and take possession of the leased premises, by picking or changing locks if necessary, and

Lessor Lessee

lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it for remodeling or repairing in order to relet the leased premises.

22. WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in paragraph 21 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any terms, provisions and covenants contained in this Lease.

23. LIMITATION OF LESSOR'S LIABILITY: As used in this Lease, the term "Lessor" means only the current owner or owners of the fee title to the Property or the leasehold estate under the ground lease of the Property at the time in question. Each Lessor is obligated to perform the obligations of Lessor under this Lease only during the time such Lessor owns such interest or title. Any Lessor who transfers its title or interest is relieved of all liability with respect to the obligations of Lessor under this Lease to be performed on or after the date of transfer. However, each Lessor shall deliver to its transferee all funds previously paid by Lessee if such funds have not yet been applied under the terms of this Lease. Lessee agrees to look solely to Lessor's interest in the project for recovery of any judgement against Lessor.

24. ACTS OF GOD: Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

25. ATTORNEY'S FEES: In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, Lessee agrees to pay Lessor reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

26. HOLDING OVER: In the event of holding over by Lessee after the expiration or termination of this Lease, the hold over shall be as a Lessee at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to one and one-half the rent which would have been payable by Lessee had the hold over period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided.

27. RIGHTS OF FIRST MORTGAGE: Lessee accepts this Lease subject and subordinate to any recorded first mortgage or deed of trust lien presently existing or hereafter created upon the leased premises. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the leased premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the leased premises, Lessee shall be bound to the transferee (sometimes called "the Purchaser"), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgage under any such mortgage if it be the Purchaser, as its Lessor.

28. ESTOPPEL CERTIFICATES: Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee, a statement certifying, if applicable, that Lessee is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably

Lessor   Lessee

required by Lessor or Lessor's mortgagee.

29. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the leased premises.

30. RENT TAX: If applicable in the jurisdiction where the leased premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of rent upon which the tax is based as set forth above.

31. JOINT AND SEVERAL LIABILITY: All parties signing this Lease as Lessee shall be jointly and severally liable for all obligations of Lessee.

32. ENVIRONMENTAL: Lessee shall not use the lease Premises, the building or the grounds surrounding the building for the storage or disposal of Hazardous Material or toxic waste, and Lessee shall indemnify and hold Lessor harmless from any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorney's fees, resulting from the existence of Hazardous Material on the Premises or discharged from the Premises or the aquifer underlying the Premises. Lessee further covenants that Lessee shall not bury nor inject, nor pour upon the surface or in or upon the land or into any public or private sewer or drainage facility, any Hazardous Material or toxic waste. Hazardous Material as used in this Lease means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation of any local, state or federal authority having jurisdiction over the Premises or its use, including but not limited to any material substance or waste which is (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (b) defined as a hazardous waste under Section 1004 of the Federal Resource Conservation Recovery Act (42 U.S.C. Section 6901 et. seq.) as amended; or (c) defined as a hazardous waste substance under section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9601 et. seq.) as amended.

33. CAPTIONS: The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Lease, and such other provisions shall continue in full force and effect.

34. NOTICE: (a) All rent and other payments required of Lessee shall be payable to Lessor at the address set forth below.

(b) All payments required to be made by Lessor shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

(c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

LESSOR:	**LESSEE:** (Legal Address)
KENNINGTON PARTNERSHIP NO. 1 **DBA KENNINGTON PROPERTIES** P.O. Box 192269 Dallas, Texas 75219	**THE LOVE FACTOR, INC.** ~~**DBA PACE POWER DRINK, INC**~~ 4951 Airport Parkway #660 Addison, Texas 75001

35. REAL ESTATE COMMISSION: Lessor agrees to pay to the Principal Realtor named below, for negotiating this Lease, a commission of six percent (6%) of the gross rental stated in this Lease in paragraph 3.1, upon approval of Lessee's credit by Lessor, otherwise commission to be paid at nine percent (9%) over the term of the Lease as rent is paid. Renewals will be paid at the same terms and conditions. Cooperating Broker shall be paid on one renewal provided Cooperating Broker take an active role in said renewal negotiations. The

Lessor Lessee

commission due under this Lease Agreement shall be deemed to have been earned upon the execution of this Lease by the Lessee and the Lessor, and occupancy of the leased premises by the Lessee.

36. ENTIRE AGREEMENT AND LIMITATION OF WARRANTS: IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. **LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.** IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LESSOR AND LESSEE.

37. OTHER PROVISIONS: This Lease Agreement is contingent to Lessor obtaining a satisfactory Lease Termination with the current Lessee Hartmann-Lausanne, Inc.

38. Lessor shall close the opening between suite 660 and suite 640 and clean the carpet and touch up paint where needed. Facility to be delivered in broom clean condition.

39. Lessee shall have the right to accent and paint walls in colors of Lessee's choice, however, Lessee shall be responsible to paint the walls back to the original color at the termination of the Lease Agreement.

Attachments:

Exhibit "A" - Building Rules and Regulations
Exhibit "B" - Renewal Option

Signed at Dallas, this 8 day of April, 2004.

LESSEE:	LESSOR:
THE LOVE FACTOR, INC.	**KENNINGTON NO. 1 PARTNERSHIP**
~~**DBA PAGE POWER DRINK, INC.**~~	**DBA KENNINGTON PROPERTIES**
By [signature]	By [signature]
DANIEL DOWER PRESIDENT (Type Name and Title)	Clayton Kennington, Prop. Mgr. (Type Name and Title)
COOPERATING BROKER:	**PRINCIPAL REALTOR:**
CONROW COMPANY, LLC.	**HARRY B. LUCAS COMPANY**
By [signature] Kimberly McDaniel 972 931 2112	By: Thomas W. Lucas / Rich R. Young 972/991-4567 [signatures]

[initials] Lessor [initials] Lessee

COPY

MODIFICATION AND RATIFICATION OF LEASE

This Modification and Ratification of Lease Agreement is made and entered into between **KENNINGTON NO. 1 PARTNERSHIP DBA KENNINGTON PROPERTIES** (Lessor or Landlord) and **THE LOVE FACTOR, INC.** (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated April 8, 2004, between Lessor and Lessee, for the rental of the following described property:

Being approximately 3,252 square feet out of a larger office showroom facility containing approximately 121,444 square feet and situated on a tract of land in the G.W. Fisher Survey, Abstract #482, City of Addison, Dallas County and more commonly known as 4951 Airport Parkway, # 660, Addison, Texas 75001.

2. Effective August 15, 2004 the square footage shall be expanded from 3,252 sf to 4,856 sf., the address will change to include suite 640, the security deposit will be increased $1,604.00 for a total of $4,856.00. Beginning August 15, 2004, the monthly rental shall be changed from $3,252.00 per month to $4,856.00 per month in advance.

3. Lessee shall have the right to create an opening in the demising wall between suite 640 and 660 at Lessee's sole cost and expense. This Mod-Rat is contingent to Lessor obtaining a satisfactory Lease Termination with Hartmann Medical (current Lessee in suite #640).

4. Should the facility be available for occupancy prior to August 15, 2004, then the monthly rental shall be pro-rated for early occupancy.

SIGNED at Dallas, Texas, this 5 day of Aug., 2004.

PRINCIPAL REALTOR:

HARRY B. LUCAS COMPANY

By: Thomas W Lucas

Title: [signature]

LESSOR:

KENNINGTON NO. 1 PARTNERSHIP DBA KENNINGTON PROPERTIES

By: [signature]

Title: Prop. Mgr.

COOPERATING BROKER:

CONROW COMPANY, LLC.

By: [signature] Kimberly McDaniel

Title: Leasing Agent

LESSEE:

THE LOVE FACTOR, INC.

By: [signature]

Title: President

c:\wp51\brkrbibl\c4i\modrat

COPY

MODIFICATION AND RATIFICATION OF LEASE

This Modification and Ratification of Lease Agreement is made and entered into between **KENNINGTON NO. 1 PARTNERSHIP DBA KENNINGTON PROPERTIES** (Lessor or Landlord) and **THE LOVE FACTOR, INC.** (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated April 8, 2004 and modified August 5, 2004, between Lessor and Lessee, for the rental of the following described property:

Being approximately 4,856 square feet out of a larger office showroom facility containing approximately 121,444 square feet and situated on a tract of land in the G.W. Fisher Survey, Abstract #482, City of Addison, Dallas County and more commonly known as **4951 Airport Parkway, #640 & #660, Addison, Texas 75001.**

2. Effective July 11, 2004 the square footage shall be expanded from 4,856 square feet to 6,950 square feet. The address will change to include 4950 Keller Springs, #410 and the security deposit shall be increased $1,740.00 for a total of $6,596.00 on account with Lessor. Beginning July 11, 2005, the monthly rental shall be changed from $4,856.00 per month to $6,596.00 per month in advance.

3. Lessee shall have the right to occupy suite #410 upon full execution of this document and accepts the facility on an "as-is" basis with all HVAC, electrical, plumbing, and doors in working condition.

SIGNED at Dallas, Texas, this 11 day of July, 2005.

PRINCIPAL REALTOR:	**LESSOR:**
HARRY B. LUCAS COMPANIES	**KENNINGTON NO. 1 PARTNERSHIP DBA KENNINGTON PROPERTIES**
By: Thomas W. Fuller	By: [signature]
Title:	Title: Prop. Mgr.
COOPERATING BROKER:	**LESSEE:**
CONROW COMPANY, LLC.	**THE LOVE FACTOR, INC.**
By: [signature]	By: Dan A. Lowe
Title: Leasing Agent	Title: PRESIDENT

c:\wp51\brkrbibl\c&l\modrat

COPY

RENEWAL OF LEASE

This Renewal Agreement is made and entered into between **KENNINGTON PARKWAY, LTD. dba KENNINGTON PROPERTIES** (FORMERLY KNOWN AS KENNINGTON NO. 1 PARTNERSHIP DBA KENNINGTON PROPERTIES)(Lessor or Landlord) and **THE LOVE FACTOR, INC.** (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good valuable consideration, receipt of which is hereby acknowledged.

WITNESSTH:

1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Lease Agreement dated April 4, 2004 and modified August 5, 2004 and July 11, 2005 between Lessor and Lessee, for the rental of the following described property:

> Being approximately 6,950 square feet out of a larger office showroom facility containing approximately 121,444 square feet and situated on a tract of land in the G.W. Fisher Survey, Abstract #482, City of Addison, Dallas County and more commonly known as **4951 Airport Parkway, #640 & #660, and 4950 Keller Springs #410, Addison, Texas 75001.**

2. Lessee warrants that Lessee has accepted and is now in possession of the demised premises and that the Lease Agreement is valid and presently in full force and effect.

3. Lessor and Lessee agree that the term of this Lease Agreement shall be extended for thirty-six (36) months so that the expiration date shall be changed from April 30, 2006, to April 30, 2009.

4. Lessor and Lessee agree that beginning May 1, 2006, the base monthly rental payments set out in the Lease Agreement shall remain $6,596.00 per month in advance. Upon execution of this Renewal Agreement, Lessee agrees to deposit $none with Lessor as additional security deposit, for a total of $6,596.00 on account with Lessor.

5. Provided Lessee is not in default of the Lease Agreement, Lessee shall have the right to terminate this Lease Agreement on April 30, 2008 by giving written notice to Lessor on or before, but not after January 31, 2008, and at time of written notice pays to the Lessor $6,596.00, and forfeit the security deposit as early termination fees. Lessee shall continue paying rental until April 30, 2008, and shall surrender the facility in broom clean condition and as per the terms and conditions contained in the Lease Agreement.

6. EFFECTIVE IMMEDIATELY, LANDLORD RECOGNIZES TENANT AS BOOKOO BEVERAGES, INC

SIGNED at Dallas, Texas, this 10 day of April, 2006.

PRINCIPAL REALTOR:

HARRY B. LUCAS, CO.

By: [signature]
THOMAS W. LUCAS/972-991-4567

COOPERATING BROKER:

CONROW COMPANY, LLC.

By: [signature] (KM)
Kimberly McDaniel

LESSOR:

KENNINGTON PARKWAY, LTD. DBA KENNINGTON PROPERTIES

By: [signature]
Title: Clayton Kennington, Property Manager

LESSEE: BOOKOO BEVERAGES, INC, FORMERLY KNOWN AS

THE LOVE FACTOR, INC.

By: [signature]